As filed with the Securities and Exchange Commission on December 29, 2005

Registration No. 333-124484

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSIGHT COMMUNICATIONS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-4053502
(State of incorporation)	(I.R.S. Employer Identification Number)

810 7th Avenue

New York, New York 10019

(Address of Registrant’s principal executive offices)

Insight Communications Company, Inc. 1999 Equity Incentive Plan
(Full Title of the Plan)

Elliot Brecher, Esq.

Senior Vice President and General Counsel

Insight Communications Company, Inc.

810 7th Avenue

New York, New York 10019

(917) 286-2300

(Name, address and telephone number of agent for service)

Copies of all communications and notices to:

Joseph H. Schmitt, Esq.

Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020

Tel: (212) 768-6700

Fax: (212) 768-6800

Deregistration of Securities

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-124484) (the “Registration Statement”) filed on April 29, 2005 with the Securities and Exchange Commission by Insight Communications Company, Inc. (the “Registrant”). The Registration Statement registered for issuance, pursuant to the Insight Communications Company, Inc. 1999 Equity Incentive Plan, 1,000,000 shares of common stock, $0.01 par value, of the Registrant.

On December 16, 2005, pursuant to an Agreement and Plan of Merger, dated as of July 28, 2005, between the Registrant and Insight Acquisition Corp. (“Insight Acquisition”), Insight Acquisition was merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the “Merger”). As a result of the Merger, each share of Class A common stock of the Registrant (other than shares held by Insight Acquisition and stockholders who have perfected their appraisal rights under Delaware law) was converted into the right to receive $11.75 in cash.

The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, any and all shares of common stock registered under the Registration Statement that have not been issued prior to the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 29, 2005.

Insight Communications Company, Inc.

By:	/s/ Michael S. Willner
Michael S. Willner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sidney R. Knafel	Chairman of the Board and Director	December 29, 2005
Sidney R. Knafel

/s/ Michael S. Willner	Vice Chairman, President, Chief Executive Officer and	December 29, 2005
Michael S. Willner	Director (Principal Executive Officer)

/s/ Dinni Jain	Executive Vice President, Chief Operating Officer and	December 29, 2005
Dinni Jain	Director

/s/ John Abbot	Senior Vice President and Chief Financial Officer	December 29, 2005
John Abbot	(Principal Financial Officer)

/s/ Daniel Mannino	Senior Vice President and Controller	December 29, 2005
Daniel Mannino	(Principal Accounting Officer)

/s/ Geraldine B. Laybourne	Director	December 28, 2005
Geraldine B. Laybourne

/s/ Amos B. Hostetter, Jr.	Director	December 28, 2005
Amos B. Hostetter, Jr.

Director
Stephen C. Gray

Director
William E. Kennard

Director
Michael J. Connelly

/s/ James A. Attwood, Jr.	Director	December 28, 2005
James A. Attwood, Jr.